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                                                             EXHIBIT 23.1



                               CONSENT OF INDEPENDENT
                            CERTIFIED PUBLIC ACCOUNTANTS


MicroTel International, Inc.
Ontario, California


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 1998, except as to Note 17, which is as of April 9, 1998, relating to the consolidated financial statements of MicroTel International, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                   BDO SEIDMAN, LLP





Costa Mesa, California
September 28, 1998